UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 21, 2015, Relypsa, Inc. announced that the U.S. Food and Drug Administration, or FDA, approved Veltassa™ (patiromer) for oral suspension, or Veltassa, for the treatment of hyperkalemia. In this Form 8-K, Relypsa, Inc. is referred to as “Relypsa,” “we” and “our.”

Veltassa Clinical Trial Data

The FDA approval of Veltassa was based on a clinical development program that studied patients who are representative of people who typically experience high blood potassium levels, including people who had chronic kidney disease, or CKD, heart failure, diabetes and hypertension.

•	The pivotal Phase 3 OPAL-HK study showed Veltassa significantly decreased potassium levels in hyperkalemic CKD patients taking RAAS inhibitors (mean decrease of -1.01 ± 0.03 mEq/L from baseline; p<0.001). At four weeks, 76 percent of patients had potassium levels in the target range (3.8 to <5.1 mEq/L). During the second part of the trial, patients taking Veltassa had no change in median potassium from baseline (0.00 mEq/L), whereas potassium levels significantly increased in the placebo group (0.72 mEq/L; p<0.001).

•	The Phase 2 AMETHYST-DN trial evaluated use of Veltassa over 52 weeks in hyperkalemic patients with CKD and type 2 diabetes who were taking RAAS inhibitors. Throughout the year-long study, the majority of patients had potassium levels in the target range (3.8-5.0 mEq/L).

•	An open-label, uncontrolled, Phase 1 study evaluated Veltassa’s onset-of-action in 25 hyperkalemic CKD patients. The mean baseline blood potassium level was 5.9 mEq/L. A statistically significant reduction in blood potassium levels was first observed at 7 hours after the first dose. Potassium levels continued to decline during the 48-hour treatment period of the study (-0.8 mEq/L at 48 hours after the first dose).

In the clinical trials, most adverse reactions were mild to moderate. The most common adverse reactions in all trials included constipation (7.2 percent: 5.4 percent mild and 1.8 percent moderate), hypomagnesemia (low magnesium levels; 5.3 percent), diarrhea (4.8 percent), nausea (2.3 percent), abdominal discomfort (2.0 percent) and flatulence (2.0 percent).

Veltassa Availability

Veltassa is expected to be available to patients in the United States by the first week of January 2016. We are committed to ensuring that people living with the burden of hyperkalemia have access to Veltassa. Veltassa KonnectSM is a centralized, comprehensive patient support center with a dedicated team of healthcare professionals and reimbursement specialists. Once Veltassa is available, this team plans to provide a variety of services to doctors and patients, including reimbursement support, co-pay assistance, a free drug program for eligible patients, and support to help patients take Veltassa as prescribed.

We have accumulated a sufficient inventory of active pharmaceutical ingredient, or API, to meet our anticipated demand for Veltassa. As previously disclosed, we have completed the validation of our commercial production process at Lanxess Corporation, through its affiliate Saltigo GmbH, our API manufacturer. We have also completed validation of the manufacturing process at Patheon, Inc., our fill and finish manufacturer.

In the out-patient setting, Veltassa will be provided to patients as a 30-day supply, which will contain 30 single-use packets. The wholesale acquisition cost for the 30-day pack of Veltassa will be $595 and this price is the same for each of the three dosage strengths. Hospitals will receive special packs designed to allow them flexibility in ordering Veltassa. Each hospital pack will have 4 single-use packets of the 8.4 g dose and will have a wholesale acquisition cost of $119.

About Veltassa

Veltassa is the brand name for patiromer, a potassium binder approved for the treatment of hyperkalemia. Veltassa should not be used as an emergency treatment for life-threatening hyperkalemia because of its delayed onset of action.

Made in powder form consisting of smooth, spherical beads, this new medicine is mixed with water (90 milliliters or 3 ounces) and taken once-a-day with food. Veltassa is not absorbed and acts within the gastrointestinal tract. It binds to potassium in exchange for calcium, primarily in the colon. The potassium is then excreted from the body through the normal excretion process.

The Veltassa label recommends a single starting dose for all patients of 8.4 g given once-daily, and that the dose should be adjusted as needed to obtain blood potassium levels in the desired target range. Veltassa will be available in three different dose strengths: 8.4 g, 16.8 g, and 25.2 g. The Veltassa label also states that Veltassa should be stored in the refrigerator, and if stored at room temperature, it should be used within three months.

IMPORTANT SAFETY INFORMATION

The Prescribing Information for Veltassa includes a Boxed Warning that Veltassa binds to many other orally administered medications, which could decrease their absorption and reduce their effectiveness. Other oral medications should be administered at least 6 hours before or 6 hours after Veltassa. Doctors should choose Veltassa or the other oral medication if adequate dosing separation is not possible.

Contraindications

Veltassa is contraindicated in patients with a history of a hypersensitivity reaction to Veltassa or any of its components.

Worsening of Gastrointestinal Motility

Use of Veltassa should be avoided in patients with severe constipation, bowel obstruction or impaction, including abnormal post-operative bowel motility disorders, because Veltassa may be ineffective and may worsen gastrointestinal conditions. Patients with a history of bowel obstruction or major gastrointestinal surgery, severe gastrointestinal disorders, or swallowing disorders were not included in clinical studies.

Hypomagnesemia

Veltassa binds to magnesium in the colon, which can lead to hypomagnesemia. In clinical studies, hypomagnesemia was reported as an adverse reaction in 5.3 percent of patients treated with Veltassa. Approximately 9 percent of patients in clinical trials developed hypomagnesemia with a serum magnesium value <1.4 mg/dL. Doctors should monitor serum magnesium and consider magnesium supplementation in patients who develop low serum magnesium levels.

Adverse Reactions

The most common adverse reactions (incidence ≥ 2 percent) were constipation, hypomagnesemia, diarrhea, nausea, abdominal discomfort and flatulence. Mild to moderate hypersensitivity reactions were reported in 0.3 percent of patients treated with Veltassa and included edema of the lips.

For additional Important Safety Information and Veltassa’s full Prescribing Information, please visit www.relypsa.com/veltassa/prescribing-information.

We are conducting drug-drug interaction studies to evaluate whether Veltassa binds to certain medicines in humans that showed moderate to strong binding in-vitro, including amlodipine, clopidogrel, cinacalcet, ciprofloxacin, furosemide, levothyroxine, lithium, metformin, metroprolol, trimethoprim, verapamil and warfarin. In addition, if binding is seen, these studies are evaluating whether a three-hour separation could potentially be used to manage this risk of binding instead of six hours as recommended in the prescribing information for Veltassa. We expect to have the data from these studies early next year. However, we cannot predict whether such data will be sufficient to support a change to the prescribing information for Veltassa.

Forward-Looking Statements

To the extent that statements contained in this Form 8-K are not descriptions of historical facts regarding Relypsa, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential advantages of Veltassa, the expected commercial availability of Veltassa, the services to be provided by Veltassa Konnect, the pricing of Veltassa, the expected timing of the data from our drug-drug interaction studies and our expected commercialization plans. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development program, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development and commercialization process, including regulatory requirements, the timing of Relypsa’s regulatory filings, Relypsa’s substantial dependence on Veltassa, Relypsa’s commercialization plans and efforts and other matters that could affect the availability or commercial potential of Veltassa. Relypsa undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Relypsa in general, see Relypsa’s current and future reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2015	RELYPSA, INC.

	By:	/s/ Ronald A. Krasnow
Ronald A. Krasnow
Senior Vice President and General Counsel